Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2021 RESULTS

SANTA MONICA, CALIFORNIA, March 3, 2022 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three- and twelve-month periods ended December 31, 2021.

Fourth Quarter and Full Year 2021 Highlights

•
All-time full-year record revenue and free cash flow
•
Net revenue up 36% and 121% over the prior-year quarter and full year, respectively
•
Net income attributable to common stockholders down 81% over the prior-year quarter
•
Net income attributable to common stockholders of $29.3 million, compared to a loss of $3.9 million in the prior full year
•
Consolidated adjusted EBITDA up 1% and 46% over the prior-year quarter and full year, respectively
•
Operating cash flow down 70% and up 3% over the prior-year quarter and full year, respectively
•
Free cash flow up 8% and 83% over the prior-year quarter and full year, respectively
•
Acquisition of remaining 49% of Cisneros Interactive
•
Expansion into Asia and Africa with the acquisitions of MediaDonuts and 365 Digital
•
Quarterly cash dividend of $0.025 per share
•
New $20 million share repurchase program

“2021 was a transformational year for Entravision, with revenue and free cash flow reaching record levels,” said Walter Ulloa, Chairman and Chief Executive Officer. “Our growth for the fourth quarter and full year 2021 was largely driven by the expansion of our digital business, which comprised 73% of our net revenue. Core television and audio also contributed to our overall strength during the year as we maintained our exceptional talent, programming and ratings. In addition, we saw great advancements in profitability. Full year consolidated adjusted EBITDA of $88.0 million improved 46% over 2020, demonstrating our growth and continued expense management."

Mr. Ulloa continued, “I am very pleased with the continued transformation of Entravision’s business. Through both organic growth and strategic acquisitions we have become a leading global advertising solutions, media and technology company, serving over 3,000 clients each month in over 30 countries. We connect brands and advertisers with consumers in primarily emerging growth markets around the world and are excited about this enormous opportunity. I believe we have a talented, experienced and energetic team of professionals around the world with the expertise and resources to continue to grow Entravision’s business into the future."

Quarterly Cash Dividend

The Company also announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on March 31, 2022 to shareholders of record as of the close of business on March 16, 2022, and the common stock will trade ex-dividend on March 15, 2022. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Share Repurchase Program

On March 1, 2022, the Board of Directors approved the repurchase of up to $20 million of the Company’s common stock. Under the new share repurchase program, the Company is authorized to purchase shares from time to time through open market purchases or negotiated purchases, subject to market conditions and other factors. On the same date, the Board terminated the Company’s previous share repurchase program of the Company’s common stock.

Entravision Communications

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9.

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Net revenue	$233,894	$171,683	36%	$760,192	$344,026	121%
Cost of revenue - digital (1)	148,399	85,326	74%	466,517	106,928	336%
Operating expenses (2)	48,065	45,945	5%	173,034	153,313	13%
Corporate expenses (3)	11,237	9,296	21%	32,993	27,807	19%
Foreign currency (gain) loss	54	(1,725)	*	508	(1,052)	*

Consolidated adjusted EBITDA (4)	32,856	32,646	1%	88,033	60,419	46%

Free cash flow (5)	$30,875	$28,641	8%	$78,706	$43,029	83%

Net income (loss)	$3,868	$22,851	(83)%	$35,230	$(1,387)	*
Net (income) loss attributable to redeemable noncontrolling interest	$-	$(2,523)	*	$(5,938)	$(2,523)	135%
Net income (loss) attributable to common stockholders	$3,868	$20,328	(81)%	$29,292	$(3,910)	*

Net income (loss) per share attributable to common stockholders, basic	$0.05	$0.24	(79)%	$0.34	$(0.05)	*
Net income (loss) per share attributable to common stockholders, diluted	$0.04	$0.24	(83)%	$0.33	$(0.05)	*

Weighted average common shares outstanding, basic	85,579,385	84,297,592		85,301,603	84,231,212
Weighted average common shares outstanding, diluted	88,556,177	85,985,630		87,910,603	84,231,212

(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses includes direct operating and selling, general and administrative expenses. Included in operating expenses are $2.3 million and $0.9 million of non-cash stock-based compensation for the three-month periods ended December 31, 2021 and 2020, respectively, and $3.2 million and $1.2 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2021 and 2020, respectively.
(3)
Corporate expenses include $4.0 million and $1.9 million of non-cash stock-based compensation for the three-month periods ended December 31, 2021 and 2020, respectively, and $6.4 million and $3.9 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2021 and 2020, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results (In thousands)

	Three Months Ended
	December 31,
	2021	2020	% Change
Net revenue	$233,894	$171,683	36%
Cost of revenue - digital (1)	148,399	85,326	74%
Operating expenses (1)	48,065	45,945	5%
Corporate expenses (1)	11,237	9,296	21%
Depreciation and amortization	6,261	4,963	26%
Change in fair value of contingent consideration	8,224	—	*
Impairment charge	1,419	200	610%
Foreign currency (gain) loss	54	(1,725)	*
Other operating (gain) loss	(2,131)	(1,346)	58%

Operating income (loss)	12,366	29,024	(57)%
Interest expense, net	(1,723)	(1,474)	17%
Dividend income	2	2	0%

Income before income taxes	10,645	27,552	(61)%

Income tax (expense) benefit	(6,777)	(4,701)	44%

Net income (loss)	3,868	22,851	(83)%
Net (income) loss attributable to redeemable noncontrolling interest	-	(2,523)	*
Net income (loss) attributable to common stockholders	$3,868	$20,328	(81)%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the fourth quarter of 2021 totaled $233.9 million, up 36% from $171.7 million in the prior-year period. Of the overall increase, approximately $72.6 million was attributable to our digital segment and was primarily due to advertising revenue resulting from our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and due to advertising revenue resulting from our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively. The overall increase was partially offset by a decrease of approximately $10.4 million that was attributable to our television and audio segments primarily due to decreases in political advertising revenue, partially offset by increases in local and national advertising revenue.

Cost of revenue in the fourth quarter of 2021 totaled $148.4 million compared to $85.3 million in the prior-year period. The increase was primarily due to increased costs of revenue following our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and due to our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively.

Operating expenses in the fourth quarter of 2021 totaled $48.1 million, up 5% from $45.9 million in the prior-year period. Of the overall increase, approximately $3.3 million was attributable to our digital segment and was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and due to operating expenses resulting from our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively. The overall increase was partially offset by decreases in our television and audio segments primarily due to a decrease in expenses associated with the decrease in advertising revenue, and decreases in bad debt and salary expense associated with furloughs and layoffs that occurred in 2020 because of the COVID-19 pandemic.

Corporate expenses in the fourth quarter of 2021 totaled $11.2 million, up 21% from $9.3 million in the prior-year period. The increase was primarily due to an increase in non-cash stock-based compensation expense.

Entravision Communications

Unaudited Financial Results (In thousands)

	Twelve Months Ended
	December 31,
	2021	2020	% Change
Net revenue	$760,192	$344,026	121%
Cost of revenue - digital (1)	466,517	106,928	336%
Operating expenses (1)	173,034	153,313	13%
Corporate expenses (1)	32,993	27,807	19%
Depreciation and amortization	22,420	17,282	30%
Change in fair value of contingent consideration	8,224	—	*
Impairment charge	3,023	40,035	(92)%
Foreign currency (gain) loss	508	(1,052)	*
Other operating (gain) loss	(6,998)	(6,895)	1%

Operating income (loss)	60,471	6,608	815%
Interest expense, net	(6,775)	(6,517)	4%
Dividend income	213	28	661%

Income before income taxes	53,909	119	*
Income tax (expense) benefit	(18,679)	(1,506)	1140%

Net income (loss)	35,230	(1,387)	*
Net (income) loss attributable to redeemable noncontrolling interest	(5,938)	(2,523)	135%
Net income (loss) attributable to common stockholders	$29,292	$(3,910)	*

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue totaled $760.2 million for the year ended December 31, 2021, up 121% from $344.0 million for the year ended December 31, 2020. Of the overall increase, approximately $412.0 million was attributable to our digital segment and was primarily due to advertising revenue resulting from our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and due to advertising revenue resulting from our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively. In addition, of the overall increase, approximately $11.7 million was attributable to our audio segment primarily due to increases in local and national advertising revenue, partially offset by a decrease in political advertising revenue. The overall increase was partially offset by a decrease of approximately $7.6 million attributable to our television segment, primarily due a decrease in political advertising revenue, partially offset by increases in local and national advertising revenue, revenue from spectrum usage rights and retransmission consent revenue.

Cost of revenue in our digital segment totaled $466.5 million for the year ended December 31, 2021 compared to $106.9 million for the year ended December 31, 2020. The increase was primarily due to increased costs of revenue following our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and due to our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively.

Operating expenses totaled $173.0 million for the year ended December 31, 2021, up 13% from $153.3 million for the year ended December 31, 2020. Of the overall increase, approximately $21.0 million was attributable to our digital segment and was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and due to operating expenses resulting from our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively. The overall increase was partially offset by decreases in our television and audio segments primarily due to decreases in bad debt and salary expense associated with furloughs and layoffs that occurred in 2020 because of the COVID-19 pandemic.

Corporate expenses totaled $33.0 million for the year ended December 31, 2021, up 19% from $27.8 million for the year ended December 31, 2020. The increase was primarily due to increases in salaries, non-cash stock-based compensation expense and audit fees.

Entravision Communications

Balance Sheet and Related Metrics

Cash and marketable securities as of December 31, 2021 totaled approximately $185.1 million. Total debt was $212.3 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.6 times as of December 31, 2021. Net of total cash and marketable securities, total leverage was 0.3 times.

Unaudited Segment Results (In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Net Revenue
Digital	$177,512	$104,950	69%	$555,338	$143,309	288%
Television	40,241	50,516	(20)%	146,839	154,456	(5)%
Audio	16,141	16,217	(0)%	58,015	46,261	25%
Total	$233,894	$171,683	36%	$760,192	$344,026	121%

Cost of Revenue - Digital (1)	$148,399	$85,326	74%	$466,517	$106,928	336%

Operating Expenses (1)
Digital	$15,540	$12,228	27%	$51,604	$30,631	68%
Television	21,849	22,422	(3)%	81,397	80,893	1%
Audio	10,676	11,295	(5)%	40,033	41,789	(4)%
Total	$48,065	$45,945	5%	$173,034	$153,313	13%

Corporate Expenses (1)	$11,237	$9,296	21%	$32,993	$27,807	19%

Foreign currency (gain) loss	$54	$(1,725)	*	$508	$(1,052)	*

Consolidated adjusted EBITDA (1)	$32,856	$32,646	1%	$88,033	$60,419	46%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its fourth quarter and full year 2021 results on Thursday, March 3, 2022 at 4:30 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time and reference Conference ID number 13726389. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a leading global advertising solutions, media and technology company connecting brands to consumers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, is comprised of four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 50 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 46 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Entravision Communications

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Net revenue	$233,894	$171,683	$760,192	$344,026
Expenses:
Cost of revenue - digital	148,399	85,326	466,517	106,928
Direct operating expenses	32,969	31,912	116,449	104,909
Selling, general and administrative expenses	15,096	14,033	56,585	48,404
Corporate expenses	11,237	9,296	32,993	27,807
Depreciation and amortization	6,261	4,963	22,420	17,282
Change in fair value of contingent consideration	8,224	—	8,224	—
Impairment charge	1,419	200	3,023	40,035
Foreign currency (gain) loss	54	(1,725)	508	(1,052)
Other operating (gain) loss	(2,131)	(1,346)	(6,998)	(6,895)
	221,528	142,659	699,721	337,418
Operating income (loss)	12,366	29,024	60,471	6,608
Interest expense	(1,733)	(1,592)	(7,020)	(8,265)
Interest income	10	118	245	1,748
Dividend income	2	2	213	28
Income before income taxes	10,645	27,552	53,909	119
Income tax (expense) benefit	(6,777)	(4,701)	(18,679)	(1,506)
Net income (loss)	3,868	22,851	35,230	(1,387)
Net (income) loss attributable to redeemable noncontrolling interest	-	(2,523)	(5,938)	(2,523)
Net income (loss) attributable to common stockholders	$3,868	$20,328	$29,292	$(3,910)

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.05	$0.24	$0.34	$(0.05)
Net income (loss) per share attributable to common stockholders, diluted	$0.04	$0.24	$0.33	$(0.05)

Cash dividends declared per common share, basic and diluted	$0.03	$0.03	$0.10	$0.13

Weighted average common shares outstanding, basic	85,579,385	84,297,592	85,301,603	84,231,212
Weighted average common shares outstanding, diluted	88,556,177	85,985,630	87,910,603	84,231,212

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,868	$22,851	$35,230	$(1,387)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,261	4,963	22,420	17,282
Impairment charge	1,419	200	3,023	40,035
Deferred income taxes	6,206	2,519	14,554	(6,225)
Non-cash interest	153	158	604	649
Amortization of syndication contracts	118	121	475	504
Payments on syndication contracts	(119)	(133)	(473)	(458)
Non-cash stock-based compensation	6,295	2,717	9,595	5,125
(Gain) loss on disposal of property and equipment	(2,007)	36	(4,629)	(731)
Changes in assets and liabilities:
(Increase) decrease in trade receivables, net	(33,215)	(34,385)	(49,109)	(20,100)
(Increase) decrease in prepaid expenses and other current assets	4,515	4,813	6,782	11,526
Increase (decrease) in accounts payable, accrued expenses and other liabilities	17,979	33,872	26,781	17,229
Net cash provided by operating activities	11,473	37,732	65,253	63,449
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	917	—	10,348	5,089
Purchases of property and equipment	(1,550)	(1,319)	(5,819)	(9,060)
Purchases of intangibles	—	—	—	(158)
Purchase of a businesses, net of cash acquired	(1,413)	(21,261)	(14,260)	(21,261)
Proceeds from marketable securities	—	25,000	27,800	63,480
Purchases of investments	—	—	(800)	—
Net cash provided by (used in) investing activities	(2,046)	2,420	17,269	38,090
Cash flows from financing activities:
Proceeds from stock option exercises	2	—	416	—
Tax payments related to shares withheld for share-based compensation plans	(4,201)	(1,411)	(4,729)	(1,426)
Payments on long-term debt	(750)	(750)	(3,000)	(3,000)
Dividends paid	(2,136)	(2,103)	(8,531)	(10,531)
Repurchase of Class A common stock	—	—	—	(525)
Principal payments under finance lease obligation	(126)	—	(126)	—
Payments of capitalized debt offering and issuance costs	—	—	(604)	—
Net cash used in financing activities	(7,211)	(4,264)	(16,574)	(15,482)
Effect of exchange rates on cash, cash equivalents and restricted cash	(13)	4	(16)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,203	35,892	65,932	86,054
Cash, cash equivalents and restricted cash:
Beginning	183,640	84,019	119,911	33,857
Ending	$185,843	$119,911	$185,843	$119,911

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Consolidated adjusted EBITDA (1)	$32,856	$32,646	$88,033	$60,419
EBITDA attributable to redeemable noncontrolling interest	—	3,436	9,127	3,436
Interest expense	(1,733)	(1,592)	(7,020)	(8,265)
Interest income	10	118	245	1,748
Income tax (expense) benefit	(6,777)	(4,701)	(18,679)	(1,506)
Amortization of syndication contracts	(118)	(121)	(475)	(504)
Payments on syndication contracts	119	133	473	458
Non-cash stock-based compensation included in direct operating
expenses	(2,263)	(865)	(3,234)	(1,247)
Non-cash stock-based compensation included in corporate expenses	(4,032)	(1,852)	(6,361)	(3,878)
Depreciation and amortization	(6,261)	(4,963)	(22,420)	(17,282)
Change in fair value of contingent consideration	(8,224)	—	(8,224)	-
Non-recurring severance charge	(423)	(536)	(423)	(1,654)
Dividend income	2	2	213	28
Other operating gain (loss)	2,131	1,346	6,998	6,895
Impairment charge	(1,419)	(200)	(3,023)	(40,035)
Net (income) loss attributable to redeemable noncontrolling interest	—	(2,523)	(5,938)	(2,523)
Net income (loss) attributable to common stockholders	3,868	20,328	29,292	(3,910)

Depreciation and amortization	6,261	4,963	22,420	17,282
Impairment charge	1,419	200	3,023	40,035
Deferred income taxes	6,206	2,519	14,554	(6,225)
Amortization of debt issuance costs	153	158	604	649
Amortization of syndication contracts	118	121	475	504
Payments on syndication contracts	(119)	(133)	(473)	(458)
Non-cash stock-based compensation	6,295	2,717	9,595	5,125
(Gain) loss on disposal of property and equipment	(2,007)	36	(4,629)	(731)
Net (income) loss attributable to redeemable noncontrolling interest	—	2,523	5,938	2,523
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(33,215)	(34,385)	(49,109)	(20,100)
(Increase) decrease in prepaid expenses and other assets	4,515	4,813	6,782	11,526
Increase (decrease) in accounts payable, accrued expenses and other liabilities	17,979	33,872	26,781	17,229
Net cash provided by (used in ) operating activities	$11,473	$37,732	$65,253	$63,449

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Consolidated adjusted EBITDA (1)	$32,856	$32,646	$88,033	$60,419
Net, cash interest expense (1)	(1,570)	(1,316)	(6,171)	(5,868)
Dividend income	2	2	213	28
Cash paid for income taxes	(571)	(2,182)	(4,125)	(7,731)
Capital expenditures (2)	(1,550)	(1,319)	(5,819)	(9,060)
Other operating gain (loss)	2,131	1,346	6,998	6,895
Non-recurring cash severance charge	(423)	(536)	(423)	(1,654)
Free cash flow (1)	30,875	28,641	78,706	43,029

Capital expenditures (2)	1,550	1,319	5,819	9,060
EBITDA attributable to redeemable noncontrolling interest	—	3,436	9,127	3,436
Change in fair value of contingent consideration	(8,224)	—	(8,224)	—
(Gain) loss on disposal of property and equipment	(2,007)	36	(4,629)	(731)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(33,215)	(34,385)	(49,109)	(20,100)
(Increase) decrease in prepaid expenses and other assets	4,515	4,813	6,782	11,526
Increase (decrease) in accounts payable, accrued expenses and other liabilities	17,979	33,872	26,781	17,229
Cash Flows From Operating Activities	$11,473	$37,732	$65,253	$63,449

(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.